LOAN AGREEMENT

This Loan Agreement (the “Loan Agreement”) is made as of December 22, 2014, by and between Mart Inn, Inc. (a New York Corporation) (the “Lender”) and Ocean Thermal Energy Corporation (the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Borrower desires to obtain certain credit facilities, as set forth in this Loan Agreement, and the Lender is willing to provide such credit facilities on the terms and conditions set forth herein;

NOW, THEREFORE, the Lender and the Borrower, intending to be legally bound, hereby agree as follows:

1.           The Credit Facilities. The Lender agrees, pursuant to the terms and conditions of this Loan Agreement and the other Loan Documents (as defined below), to make a loan to the Borrower in a principal amount of Two Hundred Thousand Dollars ($200,000.00) (the “Loan”). The Loan shall be evidenced by a Note (the “Note”) and shall be made in accordance with and subject to the terms and conditions of this Loan Agreement, the Note, and the other Loan Documents.

2.           The Loan Documents. The following documents and materials (together with this Loan Agreement and any other accessory documents executed in connection herewith, such documents and materials, as they may be amended, restated, renewed and extended, are collectively referred to herein as the “Loan Documents”) have been or will be executed in connection with the Loan:

a.           Note;

b.           Warrants, of even date herewith, granting to Lender, as additional consideration for making the Loan to the Borrower, the right to purchase up to 200,000 shares of Ocean Thermal Energy Corp. common stock at a price of $1.00 per share.

3.           Interest Rate. The Loan shall bear interest as set forth in the Note.

4.           Repayment. Repayment of the Loan shall be made as set forth in the Note, and pre-payment shall be permitted as therein specified.

5.           Use of Proceeds. The proceeds of the Loan shall be used to support the development and construction costs for the Borrower’s Baha Mar Resort Seawater Air-conditioning project and general overhead expenses including costs associated with the Borrower’s public listing.

6.           Expenses and Fees. The Borrower and Lender agree that each shall bear its own expenses and fees related to this transaction.

7.           Representations and Warranties. The Borrower, in order to induce the Lender to make the Loan, make the following representations, warranties, and promises:

a.           Good Standing. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation, with powers adequate to own its properties, and to carry on its business as presently conducted by it.

Loan Agreement	1

b.           Authority; Binding Agreement. The execution, delivery, and performance of the Loan Documents are within the corporate power of the Borrower, have been duly authorized by the Borrower, and are not in contravention of law or the terms of the Borrower’s Certificate of Incorporation and By-Laws. The execution, delivery and performance of the Loan Documents does not and will not contravene any documents, agreements or undertakings to which the Borrower is a party or by which it is bound. No approval of any person, corporation, governmental body or other entity is a prerequisite to the execution, delivery, validity or enforceability and performance of the Loan Documents. When executed by the Borrower, the Loan Documents to which the Borrower is a party will constitute the legally binding obligations of the Borrower, enforceable in accordance with their terms except as the enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally.

c.           Financial Information. Subject to any limitation stated therein or in connection therewith, all balance sheets, earning statements, accounts receivable lists and aging schedules and other financial data which have been or shall be furnished to the Lender by the Borrower to induce the Lender to enter into this Loan Agreement or otherwise in connection herewith, do or will fairly represent the financial condition of the Borrower in all material respects, are accurate, complete and correct in all material respects insofar as completeness may be necessary to give the Lender a true and accurate knowledge of the subject matter as of the date hereof. There are no material liabilities, direct or indirect, fixed or contingent, of the Borrower as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of the Borrower since the date of said financial statements or since the respective dates on which either furnished the Lender with other financial data or other representations about their financial condition.

d.           Solvency. Any borrowings to be made by Borrower under this Loan Agreement do not and will not render Borrower insolvent. The Borrower is contemplating neither the filing of a petition under any state or federal bankruptcy or insolvency laws, nor the liquidation of all or a major portion of its property, and the Borrower has no knowledge or any reason to know of any person contemplating the filing of any such petition against it.

8.           Covenants. The Borrower agrees with the Lender that during the term of this Agreement and the other Loan Documents, and any extensions, replacements or renewals thereof (except as otherwise agreed by the Lender in writing):

a.           Insurance. The Borrower shall maintain adequate insurance policies as are customary.

b.           Notice of Default; Litigation. The Borrower shall notify the Lender in writing immediately upon becoming aware of any default hereunder, or of any actions, suits, investigations, or proceedings at law, in equity or before any governmental authority that may have a material adverse effect on the Borrower, pending or threatened, against or affecting the Borrower or involving the validity or enforceability of the Loan Documents.

c.           Financial Information. The Borrower shall furnish, upon request, to the Lender on an annual basis, federal income tax returns of the Borrower and annual financial statements of the Borrower, compiled by certified public accountants, within one hundred twenty (120) days after the end of each fiscal year; and (ii) on a fiscal quarter basis, internally-prepared interim financial statements of the Borrower in a form satisfactory to Lender within thirty (30) days of the close of each fiscal quarter.

Loan Agreement	2

d.           Expenses. Each Party shall pay its own costs and expenses (including, but not limited to, attorneys’ fees) incidental to the Loan, to the preservation the Lender’s interests under the Loan Documents and to the collection of all obligations pursuant to the Loan Documents.

e.           Further Assurances. Each Party shall execute such documents as the as the other Party may reasonably request relating to the Loan.

9.           Conditions Precedent. The obligation of the Lender to make the Loan is subject to the reasonable satisfaction by the Lender of the following conditions precedent:

a.           The Borrower’s representations and warranties as contained herein shall be accurate and complete as of the date of closing;

b.           The Borrower shall not be in default under any of the covenants contained herein as of the date of closing;

c.           The Borrower shall have executed and delivered all of the Loan Documents to which it is a party;

d.           The Borrower shall have delivered to the Lender all of the documents (fully executed) and materials and satisfied all of the requirements reasonably requested by Lender to evidence the obligations of Borrower with respect to the Loan in such form and substance as may be reasonably acceptable to the Lender; and

e.           The Borrower shall provide the Lender with written confirmation that there are no known disputes or pending actions between the Borrower and the Internal Revenue Service.

10.           Events of Default; Acceleration; Remedies. The occurrence of any one or more of the following events shall constitute a default (an “Event of Default”) under this Agreement:

a.           If any statement, representation or warranty made by the Borrower in the Loan Documents, in connection therewith or any financial statement, report, schedule, or certificate furnished to the Lender by the Borrower, any of its representatives, employees or accountants during the term of this Agreement shall prove to have been false or misleading when made, or subsequently becomes false or misleading, in any material respect;

b.           Default by the Borrower in payment within five (5) days of the due date of any principal or interest or other amounts called for under the Loan Documents;

c.           Default by the Borrower in the performance or observance of any of its obligations under the provisions, terms, conditions, warranties or covenants of the Loan Documents and such failure shall continue for a period of thirty (30) days or more following receipt of written notice thereof from the Lender.

d.           The occurrence of an event of default not cured within any applicable remedy period, under any obligations of the Borrower to the Lender other than under the Loan Documents, whether created prior to, concurrent with, or subsequent to obligations arising out of the Loan Documents;

Loan Agreement	3

e.           The Borrowers shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of any of their or its property, (ii) admit in writing their or its inability to pay their or its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization to take advantage of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it or he in any proceeding under any such law or (vi) offer or enter into any compromise, extension or arrangement seeking relief or extension of their or its debts;

f.           In the event that proceedings shall be commenced or an order, judgment or decree shall be entered against the Borrower, without the application, approval or consent of the Borrower (as the case may be) in or by any court of competent jurisdiction, relating to the bankruptcy, dissolution, liquidation, reorganization or the appointment of a receiver, trustee or liquidator of the Borrower of all or a substantial part of their or its assets, and such proceedings, order, judgment or decree shall continue undischarged or unstayed for a period of 90 days.

Upon the occurrence of any Event of Default, (i) all of the obligations of the Borrower to the Lender under this Loan Agreement will immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived; (ii) the Lender may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the Borrower under the Uniform Commercial Code, any other applicable law, any Loan Document, any agreement between the Borrower and the Lender; and/or (iii) the Lender’s commitment to make further loans under this Agreement or any other agreement with the Borrower will immediately cease and terminate.

11.           General Provisions. The Lender and the Borrower agree as follows with respect to the Loan Documents:

a.           Waivers.

i.           The Borrower hereby waives, to the fullest extent permitted by law, presentment, notice, protest and all other demands and notices of any description and assent (1) to any extension of the time of payment or any other indulgence, and (2) to the release of any other person primarily or secondarily liable for the obligations evidenced hereby.

ii.           No delay or omission on the part of the Lender in exercising any right, privilege, or remedy hereunder shall operate as a waiver of such right, privilege, or remedy or of any other right, privilege, or remedy under the Loan Documents. No waiver of any right, privilege or remedy or any amendment to the Loan Documents shall be effective unless made in writing and signed by the Lender. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right, privilege and/or remedy on any future occasion. No single or partial exercise of any power hereunder shall preclude other or future exercise thereof or the exercise of any other right. The acceptance by the Lender of any payment after any default under the Loan Documents shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the Lender hereof under the Loan Documents.

b.           Binding Agreement. The Loan Documents shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns;

Loan Agreement	4

c.           Entire Agreement and Amendment. The Loan Documents constitute the entire agreement between the Lender and the Borrower with respect to the Loan and shall not be changed in any respect except by written instrument signed by the parties thereto;

d.           Governing Law. The Loan Documents and all rights and obligations thereunder, including matters of construction, validity, and performance, shall be governed by the laws of the Commonwealth of Pennsylvania;

e.           Severability. If any term, condition, or provision of the Loan Documents or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable according to law, then the remaining terms, conditions, and provisions of the Loan Documents, or the application of any such invalid or unenforceable term, condition or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition, and provision of the Loan Documents shall be valid and enforced to the fullest extent permitted by law;

f.           Notice. Any demand or notice required or permitted under the Loan Documents shall be effective if either: (i) hand-delivered to the addressee, or (ii) deposited in the mail, registered or certified, return receipt requested and postage prepaid, or delivered to a private express company addressed to the addressee: (A) at the address shown below, or (B) if such party has provided the other in writing with a change of address, at the last address so provided. Any notice or demand mailed as provided in this paragraph shall be deemed given and received on the earlier of: (i) the date received; (ii) or the date of delivery, refusal, or non-delivery as indicated on the return receipt, if sent by mail or private express as provided above.

Borrower:	Lender:
Ocean Thermal Energy Corporation	Mart Inn, Inc.
800 South Queen Street	c/o LaDelfa, Schoder & Walker PC
Lancaster, PA 17603	112 Main Street
PO Box 100
Mount Morris, NY 14510
With a copy to:
Gerald Koenig
1629 K Street, NW
Suite 300
Washington, DC 20006

g.           Conflict Among Loan Documents. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loan Documents, the term, covenant and condition or restriction which grants the greater benefit upon the Lender shall control. The determination as to which term, covenant, condition, or restriction is the more beneficial shall be made by the Lender in its sole discretion.

h.           Costs of Collection. The Borrower agrees to pay on demand all reasonable out-of-pocket costs of collection under the Loan Documents, including reasonable attorneys’ fees, whether or not any foreclosure or other action is instituted by the Lender in its discretion.

i.           Rights Cumulative. All rights and remedies of the Lender, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently.

[SIGNATURE PAGE FOLLOWS]

Loan Agreement	5

IN WITNESS WHEREOF, the Borrowers and the Lender have executed this Loan Agreement as of the date indicated above.

OCEAN THERMAL ENERGY CORPORATION

By: /s/ Jeremy P. Feakins
Name: Jeremy P. Feakins
Title: Group Executive Chairman

MART INN, INC.

By: /s/ Martin Estruch
Name: Martin Estruch
Title: President

Loan Agreement	6

PROMISSORY NOTE

$200,000.00	December 22, 2014

FOR VALUE RECEIVED, Ocean Thermal Energy Corporation, a Delaware corporation with an address of 800 South Queen Street, Lancaster, PA 17603 (the “Borrower”), hereby promises to pay to the order of Mart Inn, Inc. (the “Lender”), at c/o LaDelfa, Schoder & Walker PC, 112 Main Street, PO Box 100, Mount Morris, NY 14510, or at any other place designated to the Borrower by the Lender in writing, the principal sum of Two Hundred Thousand Dollars ($200,000.00), with interest as herein specified, and under the terms and conditions stated herein.

1.           Repayment of Principal and Interest. Principal and interest shall be repaid by Borrower to Lender as follows: The Borrower shall repay the principal amount of $200,000.00 on the earlier of (i) March 31, 2015, or (ii) the completion by the Company of equity financing resulting in the Company’s receipt of gross proceeds of at least $2,000,000, or (iii) the Financial Closing of the Baha Mar Project and release of funds by Deutsche Bank; (the “Maturity Date”), the Borrower shall pay to the Lender the unpaid principal balance of the Loan, all accrued and unpaid interest thereon, and all other costs and amounts payable to the Lender hereunder.

All amounts payable hereunder are payable in lawful money of the United States of America at the address of the Lender set forth above in immediately available funds. Prior to a Default, all payments shall be applied first on account of other charges, second to accrued interest due on the unpaid balance of principal and finally the remainder of such payments shall be applied to unpaid principal. If a Default occurs, payments and monies received may be applied in any manner and order deemed appropriate by the Lender.

2.           Rates and Calculation of Interest. Interest on the outstanding and unpaid principal balance of the Loan shall be calculated for the actual number of days in the then current calendar year that principal is outstanding, based upon a year of three hundred sixty (360) days, accrue and shall be paid at the fixed rate of interest per annum equal to twelve percent (12%).

In no event shall the rate of interest hereunder be in excess of the maximum amount permitted by law. In the event the rate of interest hereunder is determined to be in excess of the maximum amount permitted by law, such interest rate shall be automatically decreased to the maximum rate permitted by law.

In addition to all other rights contained in this Note, if a Default (defined herein) occurs and as long as a Default continues, all outstanding sums hereunder shall bear interest at the interest rate otherwise prevailing under the preceding paragraph, plus 10% (the “Default Rate”). The Default Rate shall also apply from acceleration until all unpaid sums and obligations (whether matured or contingent) hereunder and any judgments thereon are paid in full.

3.           Prepayment. This Note may be prepaid in whole or in part at any time at the option of the Borrower without premium or penalty. Each prepayment shall be applied first to the payment in full of other charges payable hereunder, then to accrued interest and the remainder of such payment, if any, shall be applied to the reduction of the unpaid principal balance.

Promissory Agreement	1

4.           Loan Agreement. This Note is the Note referred to in the agreements between the Borrower and the Lender, including, but not limited to the Loan Agreement of even date herewith (the “Loan Agreement”) and the Loan Documents referenced therein (the “Loan Documents”). The failure of the Borrower to execute any such agreement or other document shall not affect the validity of this Note. This Note shall evidence all obligations of the Borrower to the Lender under the Loan Agreement and Loan Documents.

5.           Integration. The terms and conditions of this Note, together with the terms and conditions of the Loan Agreement and the Loan Documents, contains the entire understanding between the Borrower and the Lender with respect to the indebtedness evidenced hereby. Such understanding may not be amended, modified, or terminated except in writing duly executed by the parties hereto.

6.           Security. This Note is unsecured.

7.           Default and Remedies. The occurrence of any default or event of default (“Default”), as defined in the Loan Agreement and/or the Loan Documents, shall constitute a Default of and under this Note.

When a Default occurs, the Lender, at its option, may declare the entire unpaid balance of principal of this Note, unpaid interest thereon and all other charges, costs and expenses provided for herein, in the Loan Agreement and/or any of the Loan Documents, and/or pursuant to any other agreements between Borrower and Lender, immediately due and payable without notice to or demand upon the Borrower. Upon the occurrence of a Default, the Lender shall have all of the rights and remedies with respect the Loan Agreement, the Loan Documents, this Note, and/or otherwise provided for by law, in equity, and otherwise.

8.           Waiver. The undersigned hereby waives presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all of the notices in connection with delivery, acceptance, performance, default, or enforcement of the payment of this Note. The failure by the Lender to exercise any right or remedy shall not be taken to waive the exercise of the same thereafter for the same or any subsequent Default. The Borrower waives any claim of set-off, recoupment and/or counterclaim. All notices to the Borrower shall be adequately given if mailed postage prepaid to the address appearing in the Lender’s records. The Borrower intends this Note to be a sealed instrument and to be legally bound hereby.

9.           Holder. The references to “Lender” herein shall be deemed to be references to any subsequent assignee, transferee, or other holder of this Note.

10.           Governing Law. This Note shall be construed in accordance with the domestic internal laws of the Commonwealth of Pennsylvania, without reference to any conflict of laws provisions, as a Note made, delivered and to be wholly performed within the Commonwealth of Pennsylvania.

Promissory Agreement	2

11.           Judicial Proceedings. Any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by the Borrower or the Lender, or any of their successors or assigns, on or with respect to this Note or the dealings of the Borrower or the Lender with respect hereto, shall be tried only by a court and not by a jury. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. In connection therewith, the Borrower agrees that any suit, action, or proceeding arising hereunder or with respect hereto will be instituted in the Court of Common Pleas of York County, Pennsylvania, or the United States District Court for the Middle District of Pennsylvania, and irrevocably and unconditionally submits to the jurisdiction of each such Court for such purpose. Further, the Borrower waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive, or consequential damages or any damages other than, or in addition to, actual damages. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT THE LENDER WOULD NOT EXTEND CREDIT IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS NOTE.

12.           Confession of Judgment. Upon Default, the Borrower hereby irrevocably authorizes the Prothonotary or any attorney of any court of record in Pennsylvania or elsewhere to appear for and confess judgment against the Borrower for any and all amounts unpaid hereunder, together with any other charges, costs and expenses for which Borrower is liable under this Note, and together with fees of counsel in the reasonable amount of five percent (5%) of all of the foregoing (but in no event less than $5,000.00) and costs of suit, releasing all errors and waiving all rights of appeal. If a copy of this Note, verified by affidavit, shall have been filed in such proceeding, it shall not be necessary to file the original as a warrant of attorney. The Borrower hereby waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of this warrant and power to confess judgment shall be deemed to exhaust this power, whether or not any such exercise shall be held by any court to be invalid, voidable or void, but this power shall continue undiminished and may be exercised from time to time as often as the Lender shall elect until all sums due hereunder shall have been paid in full. Interest shall continue to accrue after entry of judgment hereunder, by confession, default, or otherwise, at the higher of the prevailing rate of interest under this Note, or the judgment rate of interest under applicable law. All waivers granted in this paragraph are given to the extent permitted by the Pennsylvania Rules of Civil Procedure.

13.           NOTICE: THIS NOTE CONTAINS, AT PARAGRAPH 12, A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE BORROWER, THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, AND ON THE ADVICE OF SEPARATE COUNSEL OF THE BORROWER, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES, THE COMMONWEALTH OF PENNSYLVANIA, OR OF ANY OTHER STATE.

BORROWER:

OCEAN THERMAL ENERGY CORPORATION

By: /s/ Jeremy P. Feakins
Name: Jeremy P. Feakins
Title: Group Executive Chairman

Promissory Agreement	3

WARRANT
to Purchase up to 200,000 Shares of the
Common Stock, $0.0001 Par Value Per Share,
of
OCEAN THERMAL ENERGY CORPORATION

This is to certify that, for value received, Mart Inn, Inc. (“Lender”) or any permitted transferee (Lender or such transferee being hereinafter called the “Holder”) is entitled to purchase, subject to the provisions of this Warrant, from Ocean Thermal Energy Corporation, a Delaware corporation (“OTEC”), at any time on or after the date hereof, an aggregate of up to 200,000 fully paid and non-assessable shares of common stock, $0.0001 par value (the “Common Stock”), of OTEC at a price per share equal to $1.00, subject to adjustment as herein provided (the “Exercise Price”).

1.           Exercise of Warrant. Subject to the provisions hereof, this Warrant may be exercised, in whole or in part, or sold, assigned or transferred at any time or from time to time up to four years hereafter. This Warrant shall be exercised by presentation and surrender hereof to OTEC at the principal office of OTEC, accompanied by (i) a written notice of exercise, (ii) payment to OTEC, for the account of OTEC, of the Exercise Price for the number of shares of Common Stock specified in such notice, and (iii) a certificate of the Holder specifying the event or events, which have occurred and entitle the Holder to exercise this Warrant. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds.

Upon such presentation and surrender, OTEC shall issue promptly (and within one business day if reasonably requested by the Holder) to the Holder or its assignee, transferee or designee the number of shares of Common Stock to which the Holder is entitled hereunder. OTEC covenants and warrants that such shares of Common Stock, when so issued, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens and encumbrances.

If this Warrant is exercised in part only, OTEC shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock issuable hereunder. Upon receipt by OTEC of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of OTEC may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. OTEC shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issuance and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder or its assignee, transferee or designee.

2.           Reservation of Shares; Preservation of Rights of Holder.

OTEC shall at all times while this Warrant is outstanding and unexercised, maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock as may be necessary so that this Warrant may be exercised without any additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock at the time outstanding. OTEC further agrees that (i) it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or omission, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder, and (ii) it will promptly take all action reasonably necessary to protect the rights of the Holder against dilution as provided herein.

Warrant	1

3.           Fractional Shares. OTEC shall not be required to issue any fractional shares of Common Stock upon exercise of this Warrant. In lieu of any fractional shares, the Holder shall be entitled to receive an amount in cash equal to the amount of such fraction multiplied by the Exercise Price.

4.           Exchange or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of OTEC for other warrants of different denominations entitling the Holder to purchase, in the aggregate, the same number of shares of Common Stock issuable hereunder. The term “Warrant” as used herein includes any warrants for which this Warrant may be exchanged. Upon receipt by OTEC of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, OTEC will execute and deliver a new Warrant of like tenor and date.

5.           Adjustment. The number of shares of Common Stock issuable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph.

(A)           Stock Dividends, etc.

(1)           Stock Dividends. In case OTEC shall pay or make a dividend or other distribution on any class of capital stock of OTEC payable in Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

(2)           Subdivisions. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.

(3)           Reclassifications. The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective,” or “the day upon which such combination becomes effective,” as the case may be, within the meaning of clause (2) above.

Warrant	2

(4)           Optional Adjustments. OTEC may make such increases in the number of shares of Common Stock issuable upon exercise of this Warrant, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

(5)           Adjustment to Exercise Price. Whenever the number of shares of Common Stock issuable upon exercise of this Warrant is adjusted as provided in this Paragraph 5(A), the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Common Stock issuable prior to the adjustment and the denominator is equal to the number of shares of Common Stock issuable after the adjustment, rounded to the nearest cent.

(B)           Certain Sales of Common Stock.

(1)           Adjustment to Shares Issuable. If and whenever OTEC sells or otherwise issues (other than under circumstances in which Paragraph 5(A) applies) any shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction, the denominator of which shall be the number shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such sale or issuance and the numerator of which shall be the sum of such number of shares and the total number of shares constituting such sale or other issuance, such increase to become effective immediately after the opening of business on the day following such sale or issuance.

(2)           Adjustment to Exercise Price. If and whenever OTEC sells or otherwise issues any shares of Common Stock (excluding any stock dividend or other issuance not for consideration to which Paragraph 5(A) applies or shares of Common Stock issued or issuable in connection with awards granted under the OTEC Stock Option Plans) for a consideration per share which is less than the Exercise Price at the time of such sale or other issuance, then in each such case the Exercise Price shall be forthwith changed (but only if a reduction would result) to the price (calculated to the nearest cent) determined by dividing: (i) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the then effective Exercise Price, plus (bb) the total consideration, if any, received and deemed received by OTEC upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

(C)           Definition. For purposes of this Paragraph 5, the term “Common Stock” shall include (1) any shares of OTEC of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of OTEC and which is not subject to redemption by OTEC, and (2) any rights or options to subscribe for or to purchase shares of Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable. For purposes of any adjustments made under Paragraph 5(A) or 5(B) as a result of the distribution, sale or other issuance of rights or options or Convertible Securities, the number of shares of Common Stock outstanding after or as a result of the occurrence of events described in Paragraph 5(A)(1) or 5(B)(1) shall be calculated by assuming that all such rights, options or Convertible Securities have been exercised for the maximum number of shares issuable thereunder.

Warrant	3

6.           Notice. Whenever the number of shares of Common Stock for which this Warrant is exercisable is adjusted as provided in Paragraph 5, OTEC shall promptly compute such adjustment and mail to the Holder a certificate, signed by the principal financial officer of OTEC, setting forth the number of shares of Common Stock for which this Warrant is exercisable as a result of such adjustment having become effective.

7.           Rights of the Holder.

(A)           Without limiting the foregoing or any remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provisions of this Warrant and shall be entitled to specific performance of OTEC’s obligations under, and injunctive relief against any actual or threatened violation of the obligations of any person subject to, this Warrant.

(B)           The Holder shall not, by virtue of its status as Holder, be entitled to any rights of a stockholder in OTEC.

8.           Termination. This Warrant and the rights conferred hereby shall terminate four years hereafter.

9.           Governing Law. This Warrant shall be deemed to have been delivered in, and shall be governed by and interpreted in accordance with the substantive laws of, the Commonwealth of Pennsylvania, except to the extent that Delaware law may govern certain aspects of this Warrant as it relates to OTEC.

Dated: December 22, 2014

OCEAN THERMAL ENERGY CORPORATION

By: /s/ Jeremy P. Feakins
Name: Jeremy P. Feakins
Title: Group Executive Chairman

Warrant	4